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                                                                    Exhibit 5.01


                                        May 14, 2002


Brooks Automation, Inc.
15 Elizabeth Drive
Chelmsford, MA  01824

         RE: Brooks Automation, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

         We are general counsel to Brooks Automation, Inc., a Delaware corporation (the "Company"). We have been asked to deliver this opinion in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 3,318,809 shares of the Company's Common Stock, $.01 par value (the "Shares") and 3,318,809 preferred share purchase rights (the "Rights").

         The Shares are issuable upon exercise of options granted pursuant to the PRI option plans listed in items 5 through 11 below (collectively, the "Plans") prior to the effective time of the merger of Pontiac Acquisition Corp. into PRI Automation, Inc. (the "Merger"). The 3,318,809 Rights being registered pursuant to the Registration Statement represent one Right that may be issued in connection with each of the Shares issuable upon exercise of options granted under the Plans.

         In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

               1. A copy of the Certificate of Incorporation, as amended, of the Company as in effect on the date hereof;

               2. A copy of the By-Laws of the Company as in effect on the date hereof;

               3. The corporate minute books or other records of the Company relating to the proceedings of stockholders and directors of the Company;

               4. Amended and Restated Agreement and Plan of Merger, dated as of December 18, 2001, among Brooks Automation, Inc., Pontiac Acquisition Corp., and PRI Automation, Inc. (the "Merger Agreement");

               5.   PRI Automation, Inc. 2000 Stock Option Plan;

               6.   PRI Automation, Inc. 1997 Non-Incentive Stock Option Plan;

               7. PRI Automation, Inc. 1994 Incentive and Non-Qualified Stock Option Plan;
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               8.   Commotion Technology, Inc. 2000 Flexible Stock Incentive
                    Plan;

               9. Promis Systems Corporation Ltd. Amended and Restated Stock Option Plan;

               10. Non-Qualified Stock Option Granted by PRI Automation, Inc. to Mark Johnston;

               11.  The Equipe Technologies Non-Statutory Stock Options;

               12. The Company's Stockholder Rights Agreement dated July 23, 1997 (the "Rights Agreement"); and

               13.  The Registration Statement.

         For purposes of this opinion, we have assumed without any investigation: (1) the legal capacity of each natural person; (2) the genuineness of each signature; (3) the completeness of each document submitted to us as an original and the conformity with the original of each document submitted to us an original and the conformity with the original of each document submitted to us as a copy; and (4) the completeness, accuracy and proper indexing of all governmental records.

         We have not, except as specifically noted herein, made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound. Nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company.

         Our opinions contained herein are limited to the laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware, including the statutory provisions, all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws, and the federal law of the United States of America.

         Our opinion hereafter expressed is based solely upon: (1) our review of the Documents; (2) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein; and (3) such review of published sources of law as we have deemed necessary.

         Based upon and subject to the foregoing, we are of the opinion that (i) the Shares have been duly authorized and, when issued in accordance with the terms of the Plans after consummation of the Merger, the Shares will be validly issued, fully paid and nonassessable and (ii) the Rights have been duly authorized and, when issued in accordance with the terms of the Rights Agreement and with the terms of the Plans after consummation of the Merger, the Rights will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm wherever it appears in the Registration Statement.

                                        Very truly yours,


                                        BROWN RUDNICK BERLACK ISRAELS LLP

                                        /s/  BROWN RUDNICK BERLACK ISRAELS LLP